EXHIBIT 31.1

I, Vicente Anido, Jr., Ph.D., certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of ISTA Pharmaceuticals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2007

/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.,
President and Chief Executive Officer